Exhibit 10.4

MANAGEMENT RIGHTS AGREEMENT

Proto Labs, Inc., a Minnesota corporation (the “Company”) hereby acknowledges and agrees that North Bridge Growth Equity I, L.P., a Delaware limited partnership (the “Fund”), by reason of its purchase of shares of Series A Preferred Stock, par value $.001 per share, of the Company and as long as it continues to own any such shares, directly and individually has the right to exercise solely on its own behalf the management rights set forth herein. Subject to the limitations and obligations set forth in Section 3 of that certain Investors’ Rights Agreement, dated as of August 1, 2008, by and among the Company, the Fund and Protomold Investment Company, LLC (but not any requirement the Fund and its affiliates hold any specified amount of the Company’s securities) , the Company hereby agrees that each Fund separately has the following management rights:

(a)	to receive the same information as is provided to members of the board of directors of the Company and its majority-owned subsidiaries;

(b)	to obtain income statements, balance sheets, budgets, business plans and other financial information, and to inspect books and records, of the Company and its majority-owned subsidiaries; and

(c)	upon a reasonable request and at reasonable times during normal business hours, to meet and consult with management of the Company or any of its majority-owned subsidiaries with respect to the business of the Company and its majority owned subsidiaries.

The Company agrees that the Fund shall have the right, in its sole discretion, to designate one or more individuals or other persons to exercise the Fund’s management rights.

The aforementioned management rights are intended to satisfy the requirement of management rights for purposes of qualifying the Fund’s ownership of stock in the Company as a “venture capital investment” for purposes of the U.S. Department of Labor “plan asset” regulations, 29 C.F.R. § 2510.3-101, and in the event the aforementioned management rights are not satisfactory for such purpose, the Company and the Fund shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights that satisfy such regulations.

The rights and covenants described herein shall terminate and be of no further force or effect upon (i) the date of the closing of the sale of shares of the Company’s Common Stock, $.001 par value per share (“Common Stock”), to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, in which the Series A Preferred Stock is converted into Common Stock, (ii) the date of the closing of a sale, lease, or other disposition of all or substantially all of the Company’s assets or the Company’s merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction, which is made for independent business reasons unrelated to extinguishing management rights, provided that this provision shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company, or (iii) at such time as the Fund and any of its affiliates shall sell or otherwise relinquish all of the outstanding stock owned by the Fund and its affiliates in the Company.

The rights of the Fund hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned).

This Management Rights Agreement may be amended or modified only by a written instrument executed by the Company and the Fund.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Management Rights Agreement as of the date first written above.

PROTO LABS, INC.

By:	/s/ Bradley A. Cleveland
Name:	Bradley A. Cleveland
Title:	President and Chief Executive Officer